UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2018
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RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant's telephone number, including area code)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Director

The Board of Directors of Raytheon Company elected Adriane M. Brown as an independent director effective March 13, 2018, with a term expiring at the annual meeting of stockholders in May 2018. The Board also appointed Ms. Brown to the Board’s Management Development and Compensation Committee and Public Affairs Committee. A copy of the Company’s press release issued on March 13, 2018, regarding Ms. Brown’s election is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

The election of Ms. Brown was not pursuant to any arrangement or understanding between Ms. Brown and any third party. As of the date of this report, neither Ms. Brown, nor any of her immediate family members, is a party, either directly or indirectly, to any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Brown will be compensated consistent with the compensation programs for non-employee directors. Upon her election to the Board, she was awarded $23,500 of deferred restricted stock units pursuant to the 2010 Stock Plan, which stock is due to vest on the date of the 2018 annual meeting of stockholders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release issued by Raytheon Company dated March 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date:	March 14, 2018	By:	/s/ Frank R. Jimenez
Frank R. Jimenez
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Raytheon Company dated March 13, 2018.

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